EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement on Form SB-2 registering 14,470,226 shares of common stock.

                                                         /s/Arthur Andersen LLP

New York, New York
January 27, 1998